Exhibit 99.1

MCEWEN MINING: Q3 2021 RESULTS

TORONTO, November 3rd, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported its third quarter (Q3) results for the period ended September 30th, 2021.

•	We continue to execute our turnaround strategy and have made significant progress both from an operational and a financial perspective (see Tables 1-3 below). We expect this trend to continue with the ongoing production ramp-up from the Froome deposit at the Fox Complex.

•	Our operations delivered production results in line with our expectations, and we are on track to meet our 2021 production guidance of 141,000 to 160,400 GEOs.

•	Cash and liquid assets(1) and working capital at September 30th, 2021 were $72.7 million(2) and positive $45.8 million, respectively, including $40 million of cash raised by our McEwen Copper subsidiary to advance the Los Azules project.

•	Continued to aggressively invest $6.2 million in exploration and $4 million in advanced projects, primarily focused on the Fox Complex.

•	These investments in our future growth and profitability accounted for a large part of our reported net loss of $17.4 million, or ($0.04) per share, compared to a net loss of $9.8 million, or ($0.02) per share in Q3 2020.

•	Commercial production at the Froome deposit was reached on September 19th. Froome is the newest production area at the Fox Complex and has several advantages compared to Black Fox mine, such as a straighter, shorter, and more efficient underground haulage route, and wider more consistent mineralization that is amenable to lower-cost bulk mining methods.

•	Results of the Fox Complex Expansion PEA are expected by the end of Q4 2021. The study will incorporate the 2021 exploration and resource definition drilling results and will highlight the exciting development plans for the Grey Fox and Stock deposits.

•	Our quarterly webcast will take place on Thursday, November 4th at 2 pm EDT. Please see the details further below.

Table 1. Production and costs Q3 & Nine Months Ended September 30th (9M), 2021, compared to Q3 & 9M 2020.

2021 vs. 2020	Production (GEOs)(1)		Cash Costs ($/GEO)(2)		AISC ($/GEO)(2)
% Increase (+) or Decrease (-)	Q3	9M	Q3	9M	Q3	9M
Gold Bar Mine, Nevada	+82%	+54%	-2%	-10%	-9%	-21%
Fox Complex, Canada	+43%	+26%	-27%	-23%	-13%	-23%
San José Mine, Argentina(3)	+36%	+43%	-13%	-11%	-5%	-6%

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Table 2. Liquidity on September 30th, 2021 and December 31st, 2020.

(Millions of Dollars)	Q3 2021 ended Sep. 30th, 2021	Q4 2020 ended Dec 31st, 2020
Cash and cash equivalents	63.1	20.8
Liquid assets	72.7	25.9
Working capital	45.8	7.9
Debt principal	50.0	50.0

Table 3. Financial results Q3 & 9M 2021, compared to Q3 & 9M 2020.

	2021		2020
(Millions of Dollars)	Q3	9M	Q3	9M
Revenue	37.1	101.6	27.4	77.1
Cash gross profit (loss)	6.4	16.1	3.9	2.8
Gross profit (loss)	0.3	(0.6)	(0.7)	(13.3)
Net loss	(17.4)	(35.9)	(9.8)	(128.8)
(Dollars)
Net loss per share	(0.04)	(0.08)	(0.02)	(0.32)

Operations Update

Gold Bar Mine, USA (100% Interest)

Gold Bar production for Q3 and 9M was 82% and 54% better, respectively, compared to Q3 and 9M 2020. While cash costs(2) and all-in sustaining costs (AISC)(2) for the 9M period dropped by 10% and 21%, respectively, compared to 9M 2020.

12,400 GEOs were produced in Q3 at total cash costs and AISC of $1,553 and $1,618 per GEO sold, respectively. This compares to 6,800 GEOs in Q3 2020 at total cash costs and AISC of $1,585 and $1,769 per GEO, respectively. AISC was positively impacted by less capital investment in processing equipment in 2021 versus 2020.

Exploration is focusing on near-mine targets and further defining oxide resources on the neighboring Tonkin property that could potentially be processed at Gold Bar. During the quarter, we incurred exploration expenses of $1 million. Encouraging results at the Tonkin Rooster deposit included drill intercepts up to 1.0 g/t gold over 57.9 m and a cyanide solubility(3) of 74% and 3.2 g/t gold over 38.1 m (including 14.7 g/t over 6.1 m) with an 11% cyanide solubility that occur within a complex structural framework. An ongoing program of remapping, relogging historic drill holes and producing an updated geologic model by year-end will establish a basis for continued exploration at the Tonkin Property in 2022.

Fox Complex, Canada (100% Interest)

Fox production for Q3 and 9M was 43% and 26% better, respectively, compared to Q3 and 9M 2020. Cash costs and AISC for the 9M period both dropped by 23%, compared 9M 2020.

8,300 GEOs were produced in Q3 at total cash costs and AISC of $1,154 and $1,423 per GEO sold, respectively. This compares to 5,800 GEOs in Q3 2020 at total cash costs and AISC of $1,581 and $1,644 per GEO, respectively. The increase in production and the corresponding decrease in costs were attributed to improved efficiencies realized from production at the Froome deposit. In September, commercial production was achieved at Froome, three months ahead of schedule. Mining from Froome is expected to bridge production while the Grey Fox and Stock projects will be advanced in the production pipeline.

At the Stock property, we see the opportunity to further expand the Stock West footprint beyond the grade-thickness contours shown below (see Figure 1). Of particular interest is hole S21-202, which returned 4.4 g/t gold over 21.0 m estimated true width, 200 m above hole S19-95, which returned 27.2 g/t gold over 7.0 m. These holes are located at the projected intersection of the Stock West shallow eastern plunge and the historically steep Stock Mine plunge, and they command further drilling in 2022.

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Figure 1. Longitudinal section of Stock West and Stock Mine profiling hole S21-202 intercept

https://mcewenmining.com/files/doc_news/archive/2021/20211103_Fig_1.pdf

We remain focused on our principal exploration goal of cost-effectively discovering and extending gold deposits adjacent to our existing operations to contribute to near-term gold production growth. During the quarter, we incurred exploration expenses of $4.2 million in relation to this program.

The Preliminary Economic Assessment (PEA) for the Fox Complex expansion will be released later this quarter. It is based on the Grey Fox, Froome, Stock, and Fuller resources, which are envisioned to be mined and then processed at an upgraded centralized mill at Stock. The objective of the PEA is to outline a low-cost, near-term business case that increases production and mine life for the Fox Complex.

San José Mine, Argentina (49% Interest)

San José attributable production(4) for Q3 and 9M was 36% and 43% better, respectively, compared to Q3 and 9M 2020. While cash costs and AISC for the 9M period dropped by 11% and 6%, respectively, compared 9M 2020.

Attributable production was 10,800 gold ounces and 790,000 silver ounces, for a total of 21,600 GEOs(3). For Q3, total cash costs and AISC were $1,100 and $1,466 per GEO sold, respectively. This compares to 15,900 GEOs in Q3 2020 at total cash costs and AISC of $1,269 and $1,538 per GEO, respectively.

In 2021, we have received $10 million in dividends from our interest in San José.

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Exploration drilling in the mine area at San José returned encouraging results including: 6.3 m of 44.4 g/t gold in the Betania vein, 1.9 m of 14.5 g/t gold and 342 g/t silver in the Jimena vein, and 4.3 m of 14.9 g/t gold and 1,381 g/t silver in the Amelia vein.

McEwen Copper

Activity at McEwen Copper’s Los Azules project is moving ahead quickly. The exploration road has been reopened, three work camp sites have been established, an expanded local labor force and preparations are underway for starting a 10-drill, 174,000-foot (53,000 m) drilling program. Drilling will focus on conversion of Inferred mineral resources to the Indicated category, as well as deeper exploration targets, where drilling ended in strong copper mineralization. Drills are expected to turn towards the end of November and continue through the end of Q2 2022.

Construction of the new access road for providing the necessary year-round access to the project is advancing as planned. As part of our ongoing involvement with local communities and businesses, local contractors are being sourced for the construction.

The contract for delivery of a pre-feasibility study (PFS) is at the tender stage and work is expected to begin in Q4. Whittle Consulting has been engaged to assist in identifying opportunities to improve the project that will be investigated during the PFS preparation.

Table 4 Production and cost results for Q3 & 9M 2021 and comparative results from 2020:

	Q3		9M		FY 2021
	2021	2020	2021	2020	Guidance Range
Total Production
Gold (oz)	32,100	23,100	87,100	68,000	110,500 – 127,900
Silver (oz)	792,000	575,000	1,897,000	1,487,600	2,300,000 – 2,450,000
GEOs(1)	42,900	30,400	114,200	84,600	141,000 – 160,400
Gold Bar Mine, Nevada
GEOs(1)	12,400	6,800	33,900	22,000	37,000 – 45,000
Cash Costs ($/GEO)(1)(3)	1,553	1,585	1,582	1,762
AISC ($/GEO)(1)(3)	1,618	1,769	1,685	2,132
Fox Complex, Canada
GEOs(1)	8,300	5,800	20,600	16,300	27,500 – 32,500
Cash Costs ($/GEO)(1)(3)	1,154	1,581	1,102	1,440
AISC ($/GEO)(1)(3)	1,423	1,644	1,339	1,750
San José Mine, Argentina (49%)(4)
Gold (oz)	10,800	8,600	29,700	23,100	41,500 – 44,500
Silver (oz)	790,000	571,000	1,889,600	1,481,600	2,300,000 – 2,450,000
GEOs(1)	21,600	15,900	56,600	39,700	72,000 – 77,000
Cash Costs ($/GEO)(1)(3)	1,100	1,269	1,098	1,232
AISC ($/GEO)(1)(3)	1,466	1,538	1,441	1,536

Our El Gallo project produced 560 GEO during the quarter and 2,500 GEO for the 9M 2021, residual heap leaching continues.

Notes:

1.	Gold Equivalent Ounces (GEOs) are calculated based on a gold to silver price ratio of 73:1 for Q3 2021, 68:1 for Q1 and Q2 2021, 94:1 for Q1 2020, 104:1 for Q2 2020, 79:1 for Q3 2020 and 75:1 for full year (FY) 2021 Production Guidance.

2.	Cash gross profit, cash costs per ounce, all-in sustaining costs (AISC) per ounce, and liquid assets are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For a description of the non-GAAP measures see "Non-GAAP Financial Measures" section in this press release; for the reconciliation of the non-GAAP measures to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the year ended December 31st, 2020 filed on EDGAR and SEDAR.

3.	Cyanide solubility is defined as the ratio of gold grade measured by A) a cyanide shake flask test, and B) conventional fire assay. A/B*100=Cyanide solubility %

4.	Represents the portion attributable to us from our 49% interest in the San José Mine.

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For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Conference Call and Webcast

Management will discuss our Q3 2021 financial results and project developments and follow with a question-and-answer session. Questions can be asked directly by participants over the phone during the webcast.

Thursday, November 4th, 2021 at 2:00 pm ET

To call into the conference call over the phone, please register here: http://www.directeventreg.com/registration/event/9134137

Audience URL:

https://event.on24.com/wcc/r/3404659/E87751D72BA57EBA0875CDA9F344E3D1

The webcast will be archived on McEwen Mining's website at https://www.mcewenmining.com/media following the call.

COVID-19

All our operations have implemented rigorous health and safety measures to prevent the spread of the COVID-19 virus. Currently, the COVID-19 pandemic is not materially affecting our operations, or our future strategic plans and objectives.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining's joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release, other than exploration-related disclosure, have been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Stock project exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo., a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Gold Bar exploration contained in this news release has been prepared under the supervision of Kevin Kunkel, P.Geo., a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this release, we have provided information prepared or calculated according to United States Generally Accepted Accounting Principles ("U.S. GAAP"), as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

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Cash Gross Profit

Cash gross profit is a non-GAAP financial measure and does not have any standardized meaning under GAAP. We use cash gross profit to evaluate our operating performance and ability to generate cash flow; we disclose cash gross profit as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our ongoing business and capital activities. The most directly comparable measure prepared in accordance with GAAP is gross profit or loss. Cash gross profit is calculated by adding back the depreciation and depletion expense to gross profit or loss. A reconciliation to gross profit, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Liquid assets

The term liquid assets used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Liquid assets is calculated as the sum of the Balance Sheet line items of cash and cash equivalents, restricted cash and investments, plus ounces of doré held in precious metals inventories valued at the London PM Fix spot price at the corresponding period. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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